AMENDMENT
                                          TO
                                  CONTROL AGREEMENT

                    WHEREAS, Apothekernes Laboratorium A.S (now known as A.L Industrier AS), a corporation organized and existing under the laws of the Kingdom of Norway ("A.L. Oslo"), and A. L. Laboratories, Inc., a Delaware corporation (the "Company"), are parties to a Control Agreement (the "Control Agreement") dated as of February 7, 1986, pursuant to which A.L. Oslo irrevocably agreed that, prior to November 1, 1994 (the "Termination Date"), it would not sell or otherwise dispose of the shares of the Company's Class B Common Stock (the "Class B Stock") that it owns or exchange or convert any of such shares into the Company's Class A Common Stock ("Class A Stock");

                    WHEREAS, A.L. Oslo and the Company are parties to a Restructuring Agreement (the "Restructuring Agreement") dated as of May 16, 1994 and modified on July 20, 1994;

                    WHEREAS, it is a condition to the consummation of the transactions contemplated by the Restructuring Agreement that the Control Agreement be amended to extend the Termination Date to November 1, 1997 and to permit A.L. Oslo to pledge, in a bona fide transaction, up to 2,000,000 shares of the Class B Stock that it owns; and

                    WHEREAS, A.L. Oslo and the Company desire to amend the Control Agreement to extend the Termination Date to November 1, 1997 and to permit A.L. Oslo to pledge, in a bona fide transaction, up to 2,000,000 shares of the Class B Stock that it owns.

                    NOW, THEREFORE, A.L. Oslo hereby agrees irrevocably that prior to November 1, 1997 it will not sell or otherwise dispose of any shares of Class B Stock that it owns or exchange or convert any shares of Class B Stock that it owns into Class A Stock; provided, however, that A.L. Oslo may pledge, in a bona fide transaction, up to 2,000,000 shares of the Class B Stock that it owns.

                    IN WITNESS WHEREOF, A.L. Oslo has duly executed and delivered this Control Agreement as of this 3rd day of October, 1994.

                                        A.L INDUSTRIER AS
                                        (formerly known as
                                        Apothekernes Laboratorium A.S)


                                        By:     /s/ E.W. Sissener

                                        Its:  Managing Director





          I:\AL-COMBO\CURRENT\AL125ACA.003

          Agreed to and accepted as of
          October 3, 1994:

          A. L. LABORATORIES, INC.


          By:      /s/ Jeffrey E. Smith
          Its:  Executive Vice President and
               Chief Financial Officer